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Holland & Knight Letterhead                                     Exhibit 5.1

April 2, 2004

Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480

         Re: Registration Statement on Form S-3

         Ladies and Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-3 filed by Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the offering of 19,800,000 shares of Common Stock, par value $.001 per share, of the Company (1,980,000 shares of Common Stock, par value $.01 per share, on a post-stock split basis), as well as 74,209,151 shares of Common Stock (7,420,915 shares of Common Stock, par value $.01 per share, on a post-stock split basis) which may be sold by the selling shareholders (collectively, the "Shares") as described in the Registration Statement. Of the Shares described, 93,134,151 have been issued (the "Outstanding Shares") and 875,000 may be issued to a selling shareholder pursuant to a settlement agreement to which the Company is a party (the "Issuable Shares").

         In connection with the foregoing registration, we have acted as counsel for the Company and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officials and representatives of the Company, and other documents as we have deemed necessary to deliver the opinions expressed below.

         Our opinions expressed below are based upon, and we rely herein upon, the opinion of special Missouri counsel attached hereto as Annex A, addressed to us and delivered to us as of the date hereof (the "Base Opinion"), that the Outstanding Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company, and that the Issuable Shares, when issued in accordance with the applicable resolutions of the Board of Directors of the Company, will be legally issued and fully paid and non-assessable shares of common stock of the Company.

         Based upon the foregoing and in reliance thereon, and based upon and in reliance upon the Base Opinion, we are of the opinion that the Outstanding Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company and that the Issuable Shares, when issued in accordance with the applicable resolutions of the Board of Directors of the Company, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

         This opinion is limited to the present laws of the United States, the State of Florida, and the State of Missouri (except that with respect to Missouri law we are relying solely on the Base Opinion) and to the present judicial interpretations thereof and to the facts as they presently exist.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,
                                            /s/HOLLAND & KNIGHT LLP



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                                   ANNEX A
                                   -------

                     Opinion of Special Missouri Counsel
                     -----------------------------------

                                [Letterhead]




                                April 2, 2004


Holland & Knight LLP
222 Lakeview Avenue, Suite 1000
West Palm Beach, Florida 33401

         RE:  Applied Digital Solutions, Inc.

Ladies and Gentlemen:

         We have acted as special Missouri counsel to Holland & Knight LLP in connection with the determination as to the legality of 94,009,151 shares of common stock, $.001 par value per share (the "Shares"), of Applied
                                                 ------
Digital Solutions, Inc., a Missouri corporation (the "Company"), to be registered by the Company under the Securities Act of 1933, as amended, on a registration statement on Form S-3 (the "Registration Statement"),
                                         ----------------------
93,134,151 of which have been issued (the "Outstanding Shares") and 875,000
                                           ------------------
of which may be issued to 510 Ryerson Road Corp. pursuant to a settlement agreement to which the Company is a party (the "Issuable Shares").
                                                ---------------

         We note that the Company has filed an amendment to its Articles of Incorporation with the Secretary of State of the State of Missouri to effectuate a ten-for-one reverse stock split. Assuming that such reverse stock split is effectuated on April 5, 2003 as contemplated by such amendment, from and after such date the total number of shares of common stock of the Company registered pursuant to the Registration Statement will be reduced to 9,400,915 shares of common stock, par value $.01 per share, of which 9,313,415 will constitute Outstanding Shares and of which 87,500 will constitute Issuable Shares.

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Articles of Incorporation and Bylaws of the Company, and proceedings of the Board of Directors and stockholders of the Company. We have not participated in the preparation of the Registration Statement, nor have we been requested to review the Registration Statement.

         In rendering this opinion, we have assumed:

         o The authenticity of all documents submitted to us as originals;



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April 2, 2004
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         o    That the underlying agreements with third parties obligating the Company to issue the Shares are valid, binding agreements enforceable against all parties thereto including the Company;

         o That at the time the Outstanding Shares were issued the Company was, and at the time the Issuable Shares are issued the Company will be, a validly existing corporation in good standing with the Secretary of State of Missouri;

         o That the Outstanding Shares were issued, and the Issuable Shares will be issued, in conformity with all applicable resolutions of the Board of Directors and the stockholders of the Company and the Bylaws of the Company in effect at the time of such issuance;

         o That the certificates, if any, representing the Shares conform in all respects to the requirements of Missouri law and the Bylaws of the Company;

         o The genuineness of all signatures on all documents examined by us;

         o The conformity to the originals of all documents submitted to us as copies;

         o The conformity to the fully-executed copies of all unsigned documents submitted to us;

         o That adequate consideration was received by the Company upon issuance of the Outstanding Shares and will be received upon issuance of the Issuable Shares; and

         o That the issuance of all Shares complies, or will comply, in all respects with the agreement requiring such issuance.

         Based upon and subject to the foregoing, it is our opinion that the Outstanding Shares have been legally issued and are fully paid and non-assessable shares of common stock of the Company and that the Issuable Shares, when issued in accordance with the applicable resolutions of the Board of Directors of the Company, will be legally issued and fully paid and non-assessable shares of common stock of the Company.

         This opinion is not rendered with respect to any laws other than the laws of the State of Missouri.

         This opinion stated herein is as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our




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April 2, 2004
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attention or any changes in laws which may hereafter occur. This opinion relates solely to the matters explicitly covered herein, and no opinion is implied or may be inferred with respect to any other matters.

         This opinion is delivered in connection with the determination as to the legality of the Shares, and by your acceptance of this opinion, you agree that it may not be used by you for any other purposes and may not be distributed to any other person without our prior written consent. We consent to the reliance by Holland & Knight LLP on this opinion as to matters of Missouri law and to the inclusion of this opinion as an exhibit to the opinion of Holland & Knight LLP to be filed as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Blackwell Sanders Peper Martin LLP